Exhibit 10.1

FORM OF

PURCHASE AGREEMENT

August 8, 2007

FARO Technologies, Inc.

125 Technology Park

Lake Mary, FL 32746

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1. This Purchase Agreement (the “Agreement”) is made as of August 8, 2007 between FARO Technologies, Inc., a Florida corporation (the “Company”), and the Investor.

2. The Company and the Investor agree that the Investor will purchase from the Company, severally and not jointly with any third party purchasers of the Company’s securities, and the Company will issue and sell to the Investor, [            ] shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”), for a purchase price of $34.00 per Share. The Investor acknowledges that the offering is not a firm commitment underwriting and that there is no minimum offering amount.

3. The completion of the purchase by the Investor and sale by the Company of the Shares pursuant to this Agreement (the “Closing”) shall occur on the date that the conditions set forth in Section 7 of this Agreement have been satisfied or waived by the appropriate party or on such later date as the parties shall agree in writing (the “time of purchase”). At the Closing, the Company shall deliver to the Investor the number of Shares as set forth above in Section 2 as follows (check one):

[ ] A.	By electronic book-entry at the Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below, and released by the Company’s transfer agent (the “Transfer Agent”) to the Investor at the Closing. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall:

(i)	direct the broker-dealer at which the account or accounts to be credited with the Shares are maintained to set up a deposit/withdrawal at custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares, and

(ii)	remit by wire transfer the amount of funds equal to the aggregate purchase price for the Shares being purchased by the Investor to the Company pursuant to instructions provided to the Investor with this Agreement.

– OR –

[ ] B.	By delivery versus payment (“DVP”) through DTC (i.e., the Company shall deliver the Shares registered in the Investor’s name and address as set forth below and released by the Transfer Agent to the Investor at the time of purchase directly to the account(s) at Baird identified by the Investor, and simultaneously therewith payment shall be made from such account(s) to the Company through DTC). No later than one business day after the execution of this Agreement by the Investor and the Company, the Investor shall:

(i)	notify Baird of the account or accounts at Baird to be credited with the Shares being purchased by the Investor, and

(ii)	confirm that the account or accounts at Baird to be credited with the Shares being purchased by the Investor have a minimum balance equal to the aggregate purchase price for the Shares being purchased by the Investor.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE SHARES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING.

The Company also shall deliver to the Investor and file with the Securities and Exchange Commission (the “Commission”) a prospectus supplement (the “Supplement”) with respect to the Registration Statement (as defined below) reflecting the offering of the Shares in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder.

4. The Investor acknowledges that the Company intends to enter into purchase agreements in substantially the same form as this Agreement with certain other investors and intends to offer and sell up to 1,800,000 shares of Common Stock. The Investor acknowledges and agrees that there is no minimum offering amount for the shares of Common Stock contemplated to be sold by the Company.

5. The Company hereby makes the following representations, warranties and covenants to the Investor:

(a) The Company has been duly incorporated and is validly existing as a corporation with active status under the laws of the State of Florida, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as described or incorporated by reference in the Supplement.

(b) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the

Company, and no further consent or action is required by the Company, its board of directors or its shareholders. This Agreement has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally or by general principles of equity.

(c) The Company’s execution, delivery and performance of this Agreement and its consummation of the transactions contemplated hereby will not (i) conflict with or result in a violation of, the Company’s articles of incorporation or bylaws, (ii) violate or conflict with, or result in a breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it may be bound or to which any of its property or assets is subject or (iii) assuming the accuracy of the Investor’s representations in this Agreement, result in a violation of any law, rule, regulation, judgment, order or decree (including United States federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company, any of its subsidiaries, or its securities are subject), applicable to the Company or by which any material property or asset of the Company or any of its subsidiaries is bound or affected, except with respect to clauses (ii) and (iii) for such conflicts, breaches, defaults or violations as would not, individually or in the aggregate, have a material adverse effect on the assets, liabilities, financial condition, or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(d) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filing of the Supplement, (ii) the filings required in connection with the issuance and listing of the Shares on the Nasdaq Global Market, (iii) the filings required by Paragraph 5(g) hereof, (iv) such filings as are required to be made under applicable state securities laws, and (v) in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(e) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable and will not be sold in violation of statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights. At the Closing, the Shares shall have been approved for quotation on the Nasdaq Global Market subject only to official notice of issuance.

(f) The Company’s Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (No. 333-121919) (including all information or documents incorporated by reference therein, the “Registration Statement”) has been declared effective by the Commission and is effective on the date hereof, and the Company has not received notice that the Commission has issued or intends to issue a stop order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so. The offering, sale and issuance of the Shares to the Investor are registered under the Securities Act by the Registration Statement, and the Shares will be freely transferable and tradable by the Investor without restriction created by the Company. The Shares are being issued as described in the Registration Statement.

(g) The Company shall (i) before the Nasdaq Global Market opens on the next trading day after the date hereof, issue a press release, disclosing all material aspects of the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission with respect to the transactions contemplated hereby. Except for the exhibits to be attached to filings required by the Commission, the Company shall not identify the Investor by name in any press release or public filing, or otherwise publicly disclose the Investor’s name, without the Investor’s prior written consent (such consent not to be unreasonably withheld), unless required by law or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject.

6. The Investor hereby makes the following representations, warranties and covenants to the Company:

(a) The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(b) The Investor acknowledges that it has had the opportunity to review (including through availability to it of documents electronically filed by the Company with the Commission) the basic prospectus included in the Registration Statement on the date hereof and all documents incorporated therein by reference (together with the price and amount of Shares sold as described in Section 2 hereof, the “Disclosure Package”) and the Registration Statement.

(c) The Investor is purchasing the Shares in the ordinary course of its business for its own account and not with a view to the distribution thereof and it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, distribute or grant participation to any third person or entity with respect to any of the Shares, provided, however, that by making the representation herein, the Investor does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares.

(d) The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

(e) Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that the Investor was first contacted by the Placement Agents (as defined below) or the Company with respect to the transactions contemplated hereby and (ii) the date that is the tenth (10th) trading day prior to the date of this Agreement. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(f) The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or any of its affiliates, (ii) it is not a, and it has no direct or indirect affiliation or association with any, NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis. Exceptions:

(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

(g) The Investor shall not issue any press release or make any other public announcement relating to this Agreement unless (i) the content thereof is mutually agreed to by the Company and the Investor or (ii) the Investor is advised by its counsel (including internal counsel) that such press release or public announcement is required by law.

(h) Investor acknowledges that no offer by the Investor to buy Shares will be accepted until the Company has accepted such offer by countersigning a copy of this Agreement, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to the Company (or a Placement Agent on behalf of the Company) sending (orally, in writing or by electronic mail) notice of its acceptance of such offer. An indication of interest will involve no obligation or commitment of any kind until this Agreement is accepted and countersigned by or on behalf of the Company.

(i) Investor acknowledges that the Company has agreed to pay the Placement Agents a fee in respect of the sale of Shares to the Investor and that the Company has entered into a Placement Agency Agreement, dated August 8, 2007 (the “Placement Agreement”), by and among the Company, Robert W. Baird & Co. Incorporated (“Baird”) and A.G. Edwards & Sons, Inc. (together with Baird, the “Placement Agents”).

(j) If the Investor is outside the United States, it will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

(k) The Investor has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor, and no further consent or action is required by the Investor, its board of directors or similar governing body or its stockholders, members or partners. This Agreement has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar law affecting the enforcement of creditors’ rights generally or by general principles of equity.

7. Conditions.

(a) The Company’s obligation to issue and sell the Shares to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Shares being purchased hereunder; and (ii) the accuracy of the representations and warranties made by the Investor in this Agreement and the fulfillment of those undertakings of the Investor in this Agreement to be fulfilled prior to the Closing.

(b) The Investor’s obligation to purchase the Shares will be subject to: (i) the accuracy of the representations and warranties made by the Company in this Agreement and the fulfillment of those undertakings of the Company in this Agreement to be fulfilled prior to the Closing; and (ii) the condition that the Placement Agents shall not have terminated the Purchase Agreement pursuant to the terms thereof or determined that the conditions to the closing in the Placement Agreement have not been satisfied.

The Investor’s obligations are expressly not conditioned on the purchase by any third party purchaser of any securities that they have agreed to purchase from the Company.

8. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

9. All covenants, agreements, representations and warranties made by the Company and the Investor herein are made as of the date hereof and will survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

10. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature were the original thereof.

11. The Investor acknowledges and agrees that such Investor’s receipt of the Company’s counterpart to this Agreement, together with the Supplement (or the filing by the Company of an electronic version thereof with the Commission), shall constitute written confirmation of the Company’s sale of the Shares to the Investor.

12. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at FARO Technologies, Inc., 125 Technology Park, Lake Mary, Florida 32746, Attention: Chief Financial Officer, with copies to Foley & Lardner LLP, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602, Attention: Steven W. Vazquez; and if to the Investor, shall be sufficient in all respects if delivered or sent to the Investor at the address set forth on the signature page to this Agreement.

13. This Agreement records the final, complete, and exclusive understanding among the parties regarding the subjects addressed in it and supersedes any prior or contemporaneous agreement, understanding, or representation, oral or written, by any of them.

14. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

15. In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:
Signature of Investor:
By:
Print Name:
Title:
Address:
Tax ID No.:

Exact name in which book-entry should be made (if different):

AGREED AND ACCEPTED:
FARO Technologies, Inc.,
a Florida corporation

By:
Name:
Title: